Exhibit 99.1

  Presentation of Adjusted EBITDA Contained in Gentiva Health Services, Inc.'s
                       2002 Annual Report to Shareholders

                             ADJUSTED EBITDA(A)(C)

        [DATA BELOW IS REPRESENTED BY A BAR CHART IN THE ORIGINAL REPORT]

                             2000     2001    2002
                            ------    ----   -----
                               ($ in millions)
                            $(15.4)   $1.1   $17.3

A reconciliation of loss from continuing operations, as reflected in the Statement of Operations, and adjusted EBITDA is as follows ($ in millions):

FISCAL YEAR                                      2000       2001       2002
-----------------------------------             ------     ------     ------
Loss from Continuing Operations                 $(49.8)    $(13.9)    $(53.5)

Adjustments:
  Depreciation and amortization                   21.2       18.7        7.2
  Interest expense (income), net                   3.0        0.1       (0.9)
  Income tax expense (benefit)                     0.6       (6.8)      18.4
  Pre-tax income from sold businesses             (9.9)      --         --
  Gain on sale of businesses                     (36.7)      --         --
  Restructuring and special charges               56.2        3.0       46.1
                                                ------     ------     ------
Adjusted EBITDA(A)(C)                           $(15.4)    $  1.1     $ 17.3
                                                ======     ======     ======

(A) Excludes the results of the Specialty Pharmaceutical Services business, which was sold in June 2002 and is reflected as Discontinued Operations, and the Staffing Services business and Canadian operations, which were sold in the fourth quarter of 2000.

(C) Adjusted EBITDA represents income (loss) before interest, taxes, depreciation and amortization and excludes restructuring and other special charges. See note 4 to the consolidated financial statements for a description of restructuring and other special charges.